EXHIBIT 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER

OF PIONEER SOUTHWEST ENERGY PARTNERS L.P.

PURSUANT TO 18 U.S.C. § 1350

I, Scott D. Sheffield, Chairman and Chief Executive Officer of Pioneer Southwest Energy Partners L.P. (the "Company"), hereby certify that the accompanying Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2008 and filed with the Securities and Exchange Commission pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Report") by the Company fully complies with the requirements of that section.

I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Scott D. Sheffield
Name:	Scott D. Sheffield, Chairman and
Chief Executive Officer
Date:	June 13, 2008